SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
June 18, 2007

INTERACTIVE GAMES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-48746	87-0567853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

319 Clematis Street, Suite 703
West Palm Beach, Florida 33401
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 514-9044

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective June 18, 2007, Interactive Games, Inc. (the “Company” or “IGAM”) executed a Stock Purchase Agreement (the “Agreement”), by and between the Company and CLB Investment Corp. (“CLB”), pursuant to which CLB has acquired all of the capital stock of Torpedo Sports, Inc. (“Torpedo”), a Canadian Corporation and wholly-owned subsidiary of the Company that is currently in insolvency proceedings in Montreal, Quebec, Canada, in exchange for $10.00. As a result of this transaction, approximately $2.3 in liabilities of Torpedo will be eliminated from the consolidated balance sheet and therefore no longer reflected on the Company’s financial statements.

A copy of the Agreement is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit	Description

10.1	Stock Purchase Agreement, dated as of the 18th day of June, 2007, by and between Interactive Games, Inc., a Nevada corporation, and CLB Investment Corp, an Illinois corporation. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE GAMES, INC.
Date: June 20, 2007	By: /s/ Barry S. Hollander Barry S. Hollander, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Stock Purchase Agreement, dated as of the 18th day of June, 2007, by and between Interactive Games, Inc., a Nevada corporation, and CLB Investment Corp, an Illinois corporation. (Filed herewith).